UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):         April 26, 2011
MoneyGram International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 N. Harwood St., 15th Floor,		75201
Dallas, Texas

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(214) 999-7552
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 26, 2011, Nigel L. Lee, Executive Vice President, EMEAAP of MoneyGram International, Inc. (the “Company”), agreed to resign at the Company’s request. The Company will make no severance payments in connection with the resignation, and all options held by Mr. Lee to purchase Company stock have terminated.
Item 9.01 Financial Statements and Exhibits.
10.1 Mutually Agreed Resignation Letter from MoneyGram International Pte. Ltd. and MoneyGram International, Inc. to Nigel Lee, executed as of April 26, 2011.
10.2 Termination of Stock Option Letter from MoneyGram International Pte. Ltd. and MoneyGram International, Inc. to Nigel Lee, dated April 26, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.
April 28, 2011	By:	/s/ Steven Piano
		Name:	Steven Piano
		Title:	Executive Vice President of Human Resources

EXHIBIT INDEX

Exhibit No.	Description
10.1	Mutually Agreed Resignation Letter from MoneyGram International Pte. Ltd. and MoneyGram International, Inc. to Nigel Lee, executed as of April 26, 2011.

10.2	Termination of Stock Option Letter from MoneyGram International Pte. Ltd. and MoneyGram International, Inc. to Nigel Lee, dated April 26, 2011.